Exhibit 99.1

Eclipse Resources Corporation Announces Offer to Exchange Outstanding 8.875% Senior Notes due 2023 for New 9.00% Senior Second Lien Notes due 2023

State College, Pennsylvania, January 21, 2016 – Eclipse Resources Corporation (“Eclipse Resources” or the “Company”) announced today the commencement of a private offer to exchange (the “Exchange Offer”) any and all of the Company’s outstanding 8.875% Senior Unsecured Notes due 2023 (the “Existing Notes”) for the Company’s new 9.00% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”), upon the terms and subject to the conditions set forth in the Company’s confidential offering memorandum and related letter of transmittal, each dated January 21, 2016.

				Principal Amount of Second Lien Notes(1)(2)
Title of Existing Notes	CUSIP No.	ISIN	Aggregate Principal Amount Outstanding	Early Exchange Consideration	Late Exchange Consideration
8.875% Senior Notes due 2023	144A: 27890G AA8 Reg S: U2779Q AA2	144A: US27890GAA85 Reg S: USU2779QAA23	$550,000,000	$500.00	$450.00

(1)	Principal amount of Second Lien Notes to be issued per $1,000 in principal amount of the Existing Notes accepted for exchange.
(2)	Eligible Holders will also receive in cash accrued and unpaid interest on the Existing Notes from the latest interest payment date to, but excluding, the Final Settlement Date (as defined herein) or the Early Settlement Date (as defined herein), as applicable.

The Exchange Offer is being made only to Eligible Holders (as defined below). For each $1,000 principal amount of Existing Notes tendered at or prior to 5:00 p.m., New York City time, on February 3, 2016 (the “Early Tender Date”), accepted for exchange and not validly withdrawn, Eligible Holders of Existing Notes will receive the early exchange consideration, which will consist of $500.00 principal amount of Second Lien Notes per $1,000 principal amount of such Existing Notes (the “Early Exchange Consideration”). For each $1,000 principal amount of Existing Notes tendered after the Early Tender Date but at or prior to the Expiration Date (as defined below) and accepted for exchange, Eligible Holders of Existing Notes will receive the late exchange consideration, which will consist of $450.00 principal amount of Second Lien Notes per $1,000 principal amount of such Existing Notes (the “Late Exchange Consideration”). Eligible Holders of Existing Notes accepted for exchange in the Exchange Offer will also receive a cash payment equal to the accrued and unpaid interest on such Existing Notes from the latest interest payment date to, but not including, the Final Settlement Date or the Early Settlement Date, as applicable. Interest on the Second Lien Notes will accrue from the date of first issuance of the Second Lien Notes.

The Exchange Offer will expire at 11:59 p.m., New York City time, on February 18, 2016, unless extended by the Company (the “Expiration Date”). The settlement date will occur promptly after the Expiration Date and is expected to occur on February 19, 2016 (the “Final Settlement Date”), subject to all conditions to the Exchange Offer having been satisfied or waived by the Company. The Company may elect, in its sole discretion, to settle the Exchange Offer and issue Second Lien Notes with respect to any Existing Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) at any time after the Early Tender Date and prior to the Expiration Date (the “Early Settlement Date”), subject to all conditions to the Exchange Offer having been satisfied or waived by the Company.

Tenders of Existing Notes pursuant to the Exchange Offer may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on February 3, 2016, but not thereafter unless extended by us or required by law.

The Second Lien Notes will be initially secured by second-priority liens on substantially all of the Company’s and any subsidiary guarantors’ assets. The liens securing the Second Lien Notes and the related subsidiary guarantees will be contractually subordinated to the liens on such assets securing the Company’s revolving credit facility (the “Revolving Credit Facility”) and certain hedging and bank product obligations permitted thereunder, to the extent of the value of the collateral securing such indebtedness, pursuant to the terms of an intercreditor agreement. Any Existing Notes that remain outstanding following the Exchange Offer will be effectively subordinated to the Second Lien Notes, as well as the obligations under the Revolving Credit Facility and any other secured indebtedness, in each case to the extent of the value of the collateral securing such obligations. The Second Lien Notes will rank senior in right of payment to any of our future subordinated indebtedness. The Second Lien Notes will initially be fully and unconditionally guaranteed by all of the existing subsidiaries of the Company. Any domestic subsidiary of the Company formed after the initial issuance date of the Second Lien Notes that is not an immaterial subsidiary and that guarantees any of the Company’s or another subsidiary guarantor’s indebtedness under the Company’s or another subsidiary guarantor’s credit or other debt facility will also guarantee the Second Lien Notes.

The Exchange Offer is subject to the satisfaction or waiver of certain conditions set forth in the confidential offering memorandum, including (i) entry into a security agreement and related intercreditor agreement whereby the Second Lien Notes and related subsidiary guarantees will be secured by a second-priority lien on the collateral securing such obligations, (ii) entry into an amendment to the Revolving Credit Facility, and (iii) certain general conditions. The Company may, at its option and in its sole discretion, waive any of the general conditions to the Exchange Offer. The Company may also terminate, amend or extend the Exchange Offer.

The Exchange Offer is only made, and the confidential offering memorandum and other documents relating to the Exchange Offer will only be distributed to, holders who complete and return an eligibility form confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act (such persons, “Eligible Holders”). Holders who desire to obtain and complete an eligibility form should contact the information agent for the Exchange Offer, D.F. King & Co., Inc., at (800) 511-9495 (toll-free) or (212) 269-5550 (for banks and brokers), or via the following website: http://www.dfking.com/ecr.

The Company is making the Exchange Offer only to Eligible Holders through, and pursuant to, the terms of the confidential offering memorandum and related letter of transmittal. None of Company, the dealer managers, the information agent, the exchange agent, the trustee with respect to the Existing Notes or the trustee with respect to the Second Lien Notes or any affiliate of them makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all or any portion of the principal amount of such Eligible Holder’s Existing Notes for Second Lien Notes in the Exchange Offer. Eligible Holders must make their own decision as to whether to tender Existing Notes in the Exchange Offer and, if so, the principal amount of Existing Notes to tender. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Second Lien Notes to be offered have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical fact included in this press release, are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, natural gas liquids and oil. These risks include, but are not limited to, risks relating to the satisfaction of the conditions precedent to completing the Exchange Offer, the Company’s ability to consummate the Exchange Offer for any or all of the Existing Notes, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, natural gas liquids and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with the Company’s level of indebtedness, the timing of development expenditures and the other risks described in the Company’s filings with the Securities and Exchange Commission.

Contact:

Eclipse Resources Corporation

Douglas Kris, Vice President: Investor Relations, 814-325-2059

dkris@eclipseresources.com